VINTAGELIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 99M

ILLUSTRATED CONTRACT OWNERS

        Male age 60 standard nonsmoker $250,000 Face Amount with Death Benefit Option 1
        $100,000 planned single premium paid on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING      [ Beginning Policy Value - Monthly Deduction -
        POLICY  =   COI Deduction ]   X
        VALUE       Net Investment Factor


                      = [ $138,028.21 - $23.00 - $125.31 ]   X       1.007951229

                      =       $138,976.21

        Derivation of Investment Option Return:               11.12%

                       Gross Investment Option Rate of Return:        12.00%
           LESS        Assumed Asset Charges:*                         0.88%
                                                              ---------------
                                                                      11.12%

               * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

       PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        MONTHLY
        DEDUCTION     =         Premium Tax Charge
                      =         $23.00

         I) Premium Tax Charge is 0.0166667% monthly of Policy Value

            Premium Tax Charge                             =          $23.00

        COI
        DEDUCTION     =         Net Amount at Risk        X      COI Rate
                      =                 $111,179.03          X     0.00112710000
                      =                     $125.31

                                   VINTAGELIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                  EXHIBIT 99M


        II) The Currect monthly Cost-of-Insurance rate is 0.00112710000

           Subtotal 1 =          Beginning Policy Value                    LESS
                                 Monthly Deduction

                      =               $138,028.21 LESS

                                              $23.00

                      =               $138,005.21

           Subtotal 2 =          Corridor Percentage      X          Subtotal 1
                      =                 1.22                X        $138,005.21
                      =               $168,366.36

           Minimum
           Death      =          The greater of Subtotal 2 and the Face Amount
           Benefit
                      =          The greater of $168,366.36 and $250,000

                      =               $250,000.00

           Net Amount =          Minimum Death Benefit / 1.0032737         LESS
           at Risk               Subtotal 1

                      =                  $249,184.24 LESS

                                         $138,005.21

                      =                  $111,179.03

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation
                        Date). The period between successive Valuation Dates is called a Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is: 1. The net asset value per share of Fund held in the Investment Option as
                                          of the Valuation Date;    PLUS
                                          2. The per share amount of any
                                          dividend or capital gain distribution
                                          on shares of the fund held by the
                                          Investment Option if the ex-dividend
                                          date of the Valuation period just
                                          ended;    PLUS or MINUS
                                          3. A per-share charge or credit, as we
                                          may determine on the Valuation Date
                                          for tax reserves;   and

                        B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS
                                          2. The per-share unit charge or credit
                                          for tax reserves as of the end of the
                                          last prior Valuation Date;   and

                        C is the applicable Investment Option deduction for the
                          Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

       III) The currect year Administrative and Mortality and Expense (M&E) charge is 0.40& and 0.75% respectively.

                        Net
                        Investment    =   [ 1 + Investment Option Return -
                        Factor            Current Year Administrative and M&E
                                          Charge ] 1/12

                                      =   [ 1 + 11.12% - 1.15% ] 1/12

                                      =        1.007951229

                                   VINTAGELIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                  EXHIBIT 99M

The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                 BEGINNING                                                           NET             ENDING
POLICY           POLICY             POLICY             MONTHLY                   COI          INVESTMENT             POLICY
 YEAR             MONTH              VALUE           DEDUCTION             DEDUCTION              FACTOR              VALUE
 ----             -----              -----           ---------             ---------              ------              -----
   5                1           138,028.21               23.00                125.31         1.007951229         138,976.21
   5                2           138,976.21               23.16                124.24         1.007951229         139,932.67
   5                3           139,932.67               23.32                123.16         1.007951229         140,897.66
   5                4           140,897.66               23.48                122.08         1.007951229         141,871.25
   5                5           141,871.25               23.65                120.98         1.007951229         142,853.53
   5                6           142,853.53               23.81                119.87         1.007951229         143,844.56
   5                7           143,844.56               23.97                118.76         1.007951229         144,844.44
   5                8           144,844.44               24.14                117.63         1.007951229         145,853.23
   5                9           145,853.23               24.31                116.49         1.007951229         146,871.03
   5               10           146,871.03               24.48                115.34         1.007951229         147,897.90
   5               11           147,897.90               24.65                114.19         1.007951229         148,933.93
   5               12           148,933.93               24.82                113.02         1.007951229         149,979.20

SURRENDER VALUE

        Surrender Charges are specified percentages of premium for full surrenders and specified percentages of the amount surrendered for partial surrenders.

        Surrender           Surrender                           Initial
        Charge        =     Charge                   x          Premium
                            Percentage

                      =            6.50%             x                $100,000

                      =          $6,500.00

        Surrender           Ending Policy                       Surrender
        Value         =     Value                    -          Charge

                      =         $149,979.20          -          $6,500.00

                      =         $143,479.20

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a) Face amount on the date of death, or

                      b) The percentage of the policy value shown in compliance
                         with Federal Law Provisions

                         For our example, the percentage of the policy value in
compliance with Federal Law Provisions is 122%.

        Death
        Benefit at    =  The greater of (122% x End of Year Policy Value) or
        the End of       $600,000
        Year 5

                      =  The greater of $182,974.62 and $250,000

                      =  $250,000

                                   VINTAGELIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                  EXHIBIT 99M


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.

        M&E charge is 0.90% if the previous years average growth rate is less than 6.50%, otherwise it is 0.75%. Surrender Charge percentage varies by policy year. The surrender charge percentage in year 10 is 0%. The rates are outlined as follows:

                        Surrender                             Surrender
           Policy       Charge                 Policy         Charge
            Year        Percentage              Year          Percentage

              1                7.5%               6                  6.0%
              2                7.5%               7                  5.0%
              3                7.0%               8                  4.0%
              4                7.0%               9                  3.0%
              5                6.5%              10                  0.0%

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.